UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2009

NBTY, INC.

(Exact Name of Registrant as Specified in Charter)

001-31788

(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.            REGULATION FD DISCLOSURE

On March 20, 2009, NBTY, Inc.  (“NBTY”) issued a press release announcing that the acquisition of Julian Graves Limited (“Julian Graves”) by NBTY’s subsidiary, NBTY Europe Limited (“NBTY Europe”), has been referred in the United Kingdom by the Office of Fair Trading ( “OFT”) to the Competition Commission.   A copy of  NBTY’s  press release is attached as Exhibit 99.1.  A copy of OFT’s  decision to refer the Julian Graves acquisition to the Competition Commission is attached as Exhibit 99.2.

NBTY Europe purchased all of the issued share capital of Julian Graves, a chain of 350 food and confectionary stores in the U.K., on September 16, 2008 for approximately $25 million USD.    As previously announced, the Julian Graves acquisition was the subject of an inquiry from the OFT for potential anti-trust implications.  In conjunction with this inquiry, Julian Graves operations have not been integrated with the operations of NBTY Europe.

In the event of an adverse finding by the Competition Commission, NBTY Europe may be required to offer undertakings to resolve the competition concerns that are identified.  These undertakings could include the divestment of all or some of the acquired Julian Graves stores.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

99.1         Press release issued by NBTY, Inc., dated March 20, 2009.

99.2         Press release issued by Office of Fair Trading, dated March 20, 2009.

This Form 8-K and the attached Exhibit are furnished to comply with Item 7.01 and Item 9.01 of Form 8-K.  Neither this Form 8-K nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 20, 2009

NBTY, INC.

By:

/s/ Harvey Kamil

Harvey Kamil
President and Chief Financial Officer